Exhibit 10.22.6

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 6 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 6 to Master Repurchase Agreement, dated as of December 6, 2017 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016, Amendment No. 3 to Master Repurchase Agreement dated as of January 17, 2017, Amendment No. 4 to Master Repurchase Agreement dated as of March 30, 2017, Amendment No. 5 to Master Repurchase Agreement dated as of November 22, 2017 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Asset Value” in its entirety and replacing it with the following:

“ “Asset Value” shall mean, with respect to (x) each Eligible Mortgage Loan other than Home Safe Loan, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the lesser of (A) the Adjusted Principal Balance, (B) with respect to Pool Eligible HECM Loans, the Market Value of such Pool Eligible HECM Loans (expressed as a percentage of par and subject to modification pursuant to the terms below), and (C) with respect to Assignable Buyouts and Non-assignable Buyouts, the related Maximum Claim Amount, (y) each Home Safe Loan, as of any date of determination, the lower of (I) the product of (i) the applicable Purchase Price Percentage for such Home Safe Loan and (ii) the Market Value of such Home Safe Loan (expressed as a percentage of par and subject to modification pursuant to the terms below) and (II) the product of [***] and the Adjusted Principal Balance of such Home Safe Loan, and (z) each related Ginnie Mae Security, the Purchase Price of the Pooled Loans swapped for such Ginnie Mae Security, and thereafter, except where Buyer and Seller mutually agree otherwise, such Asset Value decreased by the amount without duplication, of any cash and Income received by Buyer and applied to reduce the Purchase Price pursuant hereto. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer, or such other valuation as determined by Buyer in its sole discretion, if:

(a) such Purchased Asset ceases to be an Eligible Mortgage Loan;

(b) (A) the related Mortgage Note has been released from the possession of Custodian (other than to a Take-out Investor pursuant to a Bailee Letter or pursuant to an Attorney Bailee Letter) for a period in excess of [***] or

(B) the related Mortgage Note has been released from the possession of Custodian to an attorney pursuant to Section 3.2(g) of the Custodial Agreement and a fully-executed Attorney Bailee Letter is not received by Custodian within [***] of release;

(c) the Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter or pursuant to Section 3.2(c) of the Custodial Agreement for a period in excess of [***];

(d) such Purchased Asset is a Pool Eligible HECM Loan and is not in compliance for inclusion in a Ginnie Mae Security;

(e) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(f) such Purchased Asset is identified as a Pool Eligible HECM Loan and has been subject to a Transaction in excess of [***];

(g) Reserved;

(h) such Purchased Asset is a Non-assignable Buyout and the Mortgagor thereunder is subject to an eviction proceeding;

(i) such Purchased Asset has been foreclosed upon or converted to REO Property;

(j) Reserved;

(k) the Buyer has determined in its good faith discretion that the

Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry;

(l) such Purchased Asset is a HECM Loan that relates to any advance other than the initial advance thereunder;

(m) such Purchased Asset is a HECM Loan that has been repurchased from a Ginnie Mae securitization for a reason other than as a result of the HECM Loan Principal Balance equal or exceeding the Ginnie Mae HECM Repurchase Trigger;

(n) such Purchased Asset is a Delinquent (Non-Mortality) Home Safe Loan;

(o) such Purchased Asset is a Home Safe Loan and (A) any of the following maturity events shall have occurred: (1) the death of the last living Mortgagor thereunder or (2) any other “Maturity Event” or similar event as specified in the related Mortgage Note or Mortgage which would render such Home Safe Loan due and payable and (B) and the Mortgagor thereunder is subject to an eviction proceeding;

(p) a Reputational Risk Issue shall have occurred with respect to such Purchased Asset;

(q) if such Mortgage Loan is a Pooled Loan, such Pooled Loan is subject to a Transaction hereunder in excess of [***] following becoming a Pooled Loan;

(r) if the Purchase Price of such Purchased Asset, when added to the Purchase Price of all Purchased Assets of the same type (as set forth on Schedule 1 of the Pricing Side Letter) exceeds the applicable Concentration Limit (as set forth on Schedule 1 of the Pricing Side Letter) for such Purchased Asset type; or

(s) if such Mortgage Loan is subject to a Security Issuance Failure.”

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date hereof upon

Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel

Title: Managing Director

Signature Page to Amendment No. 6 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Signature Page to Amendment No. 6 to Master Repurchase Agreement